                                   EXHIBIT 6


                          TRUSTEES OF AMHERST COLLEGE
                            Box 2203, P.O. Box 5000
                             Amherst, MA 01002-5000


                                                               December 23, 1996





Mr. Thomas A. Mann
Thomas A. Mann, Inc.
4920 Commerce Parkway
Warrensville Hts., Ohio 44128

         RE:     NOTICE OF WITHDRAWAL FROM GROUP

Dear Tom:

         Pursuant to the terms of that certain Joint Filing Agreement made as of the 16th day of October, 1996 by and among the persons identified thereon, this letter will serve to notify each of the parties to that Agreement that Amherst College hereby terminates its participation in the manners contemplated therein. Its withdrawal from the activities of this group is effective immediately.

                                          Very truly yours,


                                          TRUSTEES OF AMHERST
                                          COLLEGE


                                          By: /s/ Sharon G. Siegel
                                              -------------------------------
                                              Sharon G. Siegel, Treasurer

                                   EXHIBIT 6


                           SOLWAY INVESTMENTS LIMITED
                              Tropic Isle Building
                                  P.O. Box 438
                       Road Town, British Virgin Islands


                                                               December 23, 1996





Mr. Thomas A. Mann
Thomas A. Mann, Inc.
4920 Commerce Parkway
Warrensville Hts., Ohio 44128

         RE:     NOTICE OF WITHDRAWAL FROM GROUP

Dear Tom:

         Pursuant to the terms of that certain Joint Filing Agreement made as of the 16th day of October, 1996 by and among the persons identified thereon, this letter will serve to notify each of the parties to that Agreement that Solway Investments Limited hereby terminates its participation in the manners contemplated therein. Its withdrawal from the activities of this group is effective immediately.

                                            Very truly yours,


                                            SOLWAY INVESTMENTS
                                            LIMITED


                                            By: /s/ Bob Bernard
                                                -----------------------------
                                                Bob Bernard, Agent

                                   EXHIBIT 6


                            PINE STREET PARTNERS II
                               c/o Stern Brothers
                          20 Exchange Street, Floor 33
                               New York, NY 10005


                                                               December 23, 1996





Mr. Thomas A. Mann
Thomas A. Mann, Inc.
4920 Commerce Parkway
Warrensville Hts., Ohio 44128

         RE:     NOTICE OF WITHDRAWAL FROM GROUP

Dear Tom:

         Pursuant to the terms of that certain Joint Filing Agreement made as of the 16th day of October, 1996 by and among the persons identified thereon, this letter will serve to notify each of the parties to that Agreement that Pine Street Partners II hereby terminates its participation in the manners contemplated therein. Its withdrawal from the activities of this group is effective immediately.

                                     Very truly yours,


                                     PINE STREET PARTNERS II


                                     By: /s/ William D. Berghold
                                         --------------------------------
                                         William D. Berghold, General Partner